Exhibit 99.1

Investor Contact:

Power-One, Inc.

Kevin Trosian

Vice President, Finance & Investor Relations

Investor.Relations@Power-One.com

(805) 383-5888

Media Contact:

Edelman for Power-One

Jon Murchinson

Jon.Murchinson@edelman.com

Phone: 415-486-3274

POWER-ONE ANNOUNCES FIRST QUARTER 2011 RESULTS

•                  Quarterly revenue grows 61 percent year-over-year to $245 million

•                  Operating income rises 143 percent year-over-year to $51 million

•                  First quarter diluted EPS reaches $0.20 versus $0.04 in the year ago period

Camarillo, CA, May 5, 2011 — Power-One, Inc. (NASDAQ: PWER), a leading provider of renewable energy and energy-efficient power conversion and power management solutions, today announced financial results for the first quarter 2011.  For the quarter ended April 3, 2011, Power-One recorded net sales of $245 million, an increase of 61 percent from the first quarter 2010.  Net income attributable to common stockholders for the first quarter was $30 million, or $0.20 per diluted share, compared to $4 million, or $0.04 per share for the same period last year.

“We are pleased with the performance of both our Power and Renewable Energy SBUs, despite difficult market conditions in the European solar market that affected Power-One’s renewable energy sales in the first quarter,” said Richard Thompson, Chief Executive Officer of Power-One.

“We anticipate the solar market will begin to gain momentum as Italy recently passed its legislation and the German market is showing signs of heightened activity,” continued Mr. Thompson.  “Further, we expect our focus on new geographies, particularly North America and Asia, will add revenue in renewables and lead to improving profitability in both our Power Solutions and Renewable Energy Solutions SBU’s.”

Renewable Energy Solutions

Renewable Energy Solutions posted a revenue increase of 85 percent versus last year as Power-One showed continued momentum in the photovoltaic (PV) inverter market.  In the quarter, Power-One continued to build out its infrastructure by increasing US production and gaining new customers in North America.  Power-One also opened its China manufacturing facility to meet the burgeoning demand of the Chinese and Indian markets.  Additionally, it began shipping utility-grade inverters for new industry leading customers in the U.S. and India.

Inverter and related products recorded sales of $152 million for the first quarter 2011. Renewable Energy Solutions contributed 62 percent of the company’s revenue, versus 54 percent in the first quarter of 2010. During the quarter, Power-One shipped 609 MW of inverters.

Power Solutions

Power Solutions increased sales by 32 percent year-over-year, with revenue of $93 million in the first quarter 2011 versus $70 million in the same period of 2010.  During the first quarter, Power Solutions’ positive performance was driven by better product mix and higher overhead absorption. The unit continues to focus on reducing operating expenses and will continue to develop and implement plans to achieve its objectives.

Business Outlook

Power-One continues to build an impressive pipeline of new business in its new and existing geographies.  For the second quarter of 2011, Power-One forecasts revenue of $250 million to $270 million, indicating increasing revenue versus the first quarter of 2011.  Second quarter revenue is expected to be impacted by inverter inventory in the channel, albeit at lower levels than in the first quarter, and faster growth in the string inverter market in Europe versus ground mount systems. For the year, Power-One anticipates generating revenue between $1.1 billion and $1.25 billion.

Earnings Conference Call

Power-One will discuss its 2011 first quarter results today at 2:00 p.m. Pacific Time.  The call will be available both via the telephone at (877) 390-5535 or (631) 291-4579, conference ID # 59753165, or over the Internet through the Power-One investor relations Web site at http://investor.power-one.com.   To listen to the call, please log-in at least 10 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, the webcast will be available on the investor relations section of the Power-One’s web site at http://investor.power-one.com throughout the current quarter.

About Power-One

Power-One is the world’s second largest designer and manufacturer of photovoltaic inverters.  Its renewable energy products enable the industry’s highest yielding conversion of power from both solar arrays and wind farms for use by utilities and homes.  Power-One has a 40 year history as the leader in high efficiency and high density power supply products for a variety of industries including renewable energy, data storage and networking, industrial and network power systems.  The company is headquartered in Camarillo, CA and has global sales offices, manufacturing, and

R&D operations in Asia, Europe, and the Americas. Power-One is traded on NASDAQ under the ticker symbol PWER. For more information, please visit www.Power-One.com.

Safe Harbor Statement

Statements made in this press release which state the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may include statements regarding anticipated future productivity. It is important to note that future performance and actual results could differ materially from those discussed in or underlying such forward-looking statements as a result of risks and uncertainties that cannot be predicted or quantified and that are beyond the Company’s control. Important factors that could cause actual results to differ materially include, but are not limited to: economic conditions in general and business conditions in the power supplies and renewable energy markets; foreign exchange rates; the Company’s ability to improve its operational and supply chain efficiencies; competitive factors such as pricing and technology; the timing and results achieved in completing product manufacturing transitions to Company facilities in China or other low-cost locations;  the threat of a prolonged economic slowdown or a lengthy or severe recession; continued volatility of the financial markets, including fluctuations in interest rates and trading prices of the Company’s equity securities; the results of pending legal proceedings; the Company’s ability to secure market share in higher margin, high-growth markets; the market growth of product sectors targeted by the Company as sectors of focus; and the Company’s ability to increase working capital.  Additional information concerning factors that could cause actual results to differ materially from expectations expressed in this press release are described  in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 from time to time, which  are also available through the Company’s Website at www.power-one.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Power-One undertakes no obligation to publicly update or revise any forward-looking statement.

POWER-ONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended
	April 3,	April 4,
	2011	2010

RENEWABLE ENERGY SALES	$151,629	$82,090
POWER SALES	92,914	70,287
TOTAL SALES	244,543	152,377
COST OF GOODS SOLD	160,285	106,649
GROSS PROFIT	84,258	45,728

GENERAL AND ADMINISTRATIVE
Selling, general and administrative	21,085	14,974
Research and development	11,296	8,378
Litigation Charges	235	—
Amortization of intangibles	442	377
Restructuring costs and asset impairment	—	929
Total expenses	33,058	24,658

INCOME FROM OPERATIONS	51,200	21,070

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	483	—
Interest expense	(1,387)	(2,019)
Other income (expense), net	(2,213)	(4,858)
Total interest and other income (expense)	(3,117)	(6,877)

INCOME BEFORE INCOME TAXES	48,083	14,193

PROVISION FOR INCOME TAXES	17,451	9,700
EQUITY IN EARNINGS FROM JOINT VENTURE	182	108
NET INCOME	$30,814	$4,601

PREFERRED STOCK DIVIDEND AND ACCRETION	866	851

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$29,948	$3,750

BASIC INCOME PER SHARE	$0.25	$0.04
DILUTED INCOME PER SHARE	$0.20	$0.04

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	103,791	88,300
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	140,920	95,562

POWER-ONE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(UNAUDITED)

	April 3,	January 2,
	2011	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$243,570	$227,907
Accounts receivable:
Trade (net of allowance)	227,827	262,546
Other	6,179	7,980
Inventories	185,079	152,286
Prepaid expenses and other current assets	20,944	21,671

Total current assets	683,599	672,390

PROPERTY AND EQUIPMENT, net	73,109	63,325
INTANGIBLE ASSETS, net	18,524	18,802
OTHER ASSETS	9,470	7,295

TOTAL ASSETS	$784,702	$761,812

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$168,000	$213,096
Restructuring reserve	303	549
Long-term debt, current portion	110	103
Income Tax Payable	126,455	103,739
Other accrued expenses and current liabilities	59,848	67,339

Total current liabilities	354,716	384,826

LONG-TERM DEBT, less current portion	35,952	35,911
OTHER LONG-TERM LIABILITIES	46,200	39,445

REDEEMABLE CONVERTIBLE PREFERRED STOCK	19,873	19,597

STOCKHOLDERS’ EQUITY:
Common stock	104	104
Additional paid-in capital	625,878	629,687
Accumulated other comprehensive income	60,343	41,420
Accumulated deficit	(358,364)	(389,178)

Total stockholders’ equity	327,961	282,033

TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$784,702	$761,812